UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

November 25, 2025
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of principal executive offices)			(Zip Code)
(844) 848-0137
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events

On November 25, 2025, DENTSPLY SIRONA Inc. (the “Company”) announced the appointment of Michael Pomeroy as the Company’s interim Chief Financial Officer, who will serve in this temporary capacity until the Company identifies and appoints a permanent Chief Financial Officer. As interim Chief Financial Officer, Mr. Pomeroy will support Daniel T. Scavilla, the Company’s President and Chief Executive Officer, who will continue to serve as the Company’s principal financial officer (in addition to serving as the Company’s principal executive officer) until the Company identifies and appoints a permanent Chief Financial Officer.

Mr. Pomeroy began his career at GE (1981-2000), and his Finance leadership experiences have led global businesses and companies through successful growth, turnaround, operational improvement, and M&A activities. Those leadership experiences included the following industries: Industrial/Manufacturing, Healthcare, Consumer Retail, Distribution, and more. Most recently, Mr. Pomeroy served as interim Chief Financial Officer of Highridge Medical, a spinal devices company, from February 2025 to September 2025. Previously, he served as Executive Vice President and Chief Financial Officer of Icahn Automotive Group (2022-2024), Executive Vice President and Chief Financial Officer of Hollander-Keeco (2021-2022), a home textiles company, and Vice President and Chief Financial Officer of RGIS (2017-2021), a retail and warehousing services company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         DENTSPLY SIRONA Inc.

By:	/s/ Daniel T. Scavilla
Daniel T. Scavilla
President and Chief Executive Officer

Date: November 25, 2025